Filed Pursuant to Rule 424(b)(3)

Registration Nos. 333-150096, 333-150096-01 to 333-150096-17

DOLLAR GENERAL CORPORATION

SUPPLEMENT NO. 5 TO

MARKET MAKING PROSPECTUS DATED

APRIL 16, 2008

THE DATE OF THIS SUPPLEMENT IS AUGUST 14, 2008

On August 14, 2008, Dollar General Corporation filed the attached Current Report on Form 8-K.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 14, 2008

Dollar General Corporation
(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee		37072
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

As disclosed in the Current Report on Form 8-K of Dollar General Corporation (the “Company”) dated April 16, 2008, filed with the SEC on April 22, 2008 (the “April Form 8-K”), Challis M. Lowe, Executive Vice President of Human Resources, notified the Company of her decision to retire. The effective date of Ms. Lowe’s retirement will be September 15, 2008.

Information regarding the payments and benefits Ms. Lowe will receive in connection with her retirement is contained in the April Form 8-K and the Current Report on Form 8-K dated May 9, 2008, filed with the SEC on May 15, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2008	DOLLAR GENERAL CORPORATION

	By:	/s/ Susan S. Lanigan
Susan S. Lanigan
Executive Vice President and General Counsel

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